EXHIBIT 4.3
PLEDGE AGREEMENT
          PLEDGE AGREEMENT dated as of November 17, 2006 among HCA Inc., a Delaware corporation (the “Company”), each of the Subsidiaries of the Company listed on Schedule 1 hereto or that becomes a party hereto pursuant to Section 9 hereof (each such Subsidiary being a “Subsidiary Pledgor” and, collectively, the “Subsidiary Pledgors”; the Subsidiary Pledgors and the Company are referred to collectively as the “Pledgors”) and The Bank of New York, as Collateral Agent (in such capacity, the “Collateral Agent”) under the Indenture (as defined below) for the benefit of the Secured Parties (as defined below).
W I T N E S S E T H:
          WHEREAS, pursuant to the terms, conditions and provisions of (a) the Indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), among the Company, the Guarantors listed on the signature pages thereto and The Bank of New York, as Trustee (the “Trustee”), (b) the Purchase Agreement dated November 9, 2006 (as amended, restated, supplemented, waived or otherwise modified from time to time, the “Purchase Agreement”), among Hercules Holding II, LLC (“Hercules Holding”) and the several parties named in Schedule I thereto (the “Initial Purchasers”) and (c) the Joinder Agreement dated as of the date hereof (the “Joinder Agreement”) among the Company, the Guarantors listed on the signature pages thereto and the Initial Purchasers by which the Company and the Guarantors assume all of Hercules Holdings’ obligations under the Purchase Agreement, the Company is issuing (i) $1,000,000,000 aggregate principal amount of its 9 1/8% Senior Secured Notes due 2014 (the “2014 Cash Pay Notes”), (ii) $3,200,000,000 aggregate principal amount of its 9 1/4% Senior Secured Notes due 2016 (the “2016 Cash Pay Notes”) and (iii) $1,500,000,000 aggregate principal amount of its 9 5/8%/10 3/8% Senior Secured Toggle Notes due 2016 (the “Toggle Notes” and, together with the 2014 Cash Pay Notes and the 2016 Cash Pay Notes, the “Notes”), which will be guaranteed on a senior secured basis by each of the Guarantors;
          WHEREAS, pursuant to the Credit Agreement dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified, refinanced or replaced from time to time, the “Credit Agreement”) among the Company, HCA UK Capital Limited, a limited liability company (company no. 04779021) formed under the laws of England and Wales (the “European Subsidiary Borrower” and together with the Company, the “Borrowers”), the lenders or other financial institutions or entities from time to time parties thereto (the “Lenders”) and Bank of America, N.A., as Administrative Agent and as Collateral Agent (the “First Lien Collateral Agent”), the Borrowers and the Subsidiary Guarantors party thereto have granted to the First Lien Collateral Agent a senior priority lien and security interest in the Collateral (as defined below);

          WHEREAS, the Collateral Agent and the First Lien Collateral Agent have entered into an Intercreditor Agreement with respect to the Non-Receivables Collateral dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “General Intercreditor Agreement”), pursuant to which the lien upon and security interest in the Non-Receivables Collateral granted by this Agreement are and shall be subordinated in all respects to the lien upon and security interest in the Non-Receivables Collateral granted pursuant to, and subject to the terms and conditions of, the First Lien Security Documents (as defined therein);
          WHEREAS, pursuant to the Indenture, each Subsidiary Pledgor party thereto has unconditionally and irrevocably guaranteed, as primary obligor and not merely as surety, to the Collateral Agent for the benefit of the Secured Parties the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations (as defined below);
          WHEREAS, the proceeds of the issuance of the Notes will be used in part to enable valuable transfers to the Subsidiary Pledgors in connection with the operation of their respective businesses;
          WHEREAS, each Pledgor acknowledges that it will derive substantial direct and indirect benefit from the issuance of the Notes;
          WHEREAS, it is a condition precedent to the obligation of the Initial Purchasers to purchase the Notes under the Purchase Agreement that the Company and the Subsidiary Pledgors shall have executed and delivered this Pledge Agreement to the Collateral Agent for the benefit of the Secured Parties (as defined below); and
          WHEREAS, (a) the Pledgors are the legal and beneficial owners of the Equity Interests, as described under Schedule 2 hereto and issued by the entities named therein (the pledged Equity Interests are, together with any Equity Interests of the issuer of such Equity Interests or any other Subsidiary directly held by any Pledgor in the future, in each case, except to the extent excluded from the Collateral for the applicable Obligations pursuant to the last paragraph of Section 2 below (the “After-acquired Shares”), referred to collectively herein as the “Pledged Shares”) and (b) each of the Pledgors is the legal and beneficial owner of the Indebtedness as described under Schedule 2 hereto (together with any other Indebtedness owed to any Pledgor hereafter and required to be pledged pursuant to the Purchase Agreement, the “Pledged Debt”);
          NOW, THEREFORE, for and in consideration of the premises, and of the mutual covenants herein contained, and in order to induce the Trustee to enter into the Indenture and the Initial Purchasers to purchase the Notes, each Pledgor and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

          1. Defined Terms.
          (i) Unless otherwise defined herein, terms defined in the Indenture and used herein shall have the meanings given to them in the Indenture.
          (ii) The following terms shall have the following meanings:
          “Additional Secured Debt Documents” means any document or instrument executed and delivered with respect to any Additional Secured Obligations.
          “Additional Secured Obligations” shall have the meaning provided in Section 27.
          “Additional Secured Parties” shall mean the holders from time to time of Additional Secured Obligations.
          “Additional Secured Party Consent” shall mean a completed Additional Secured Party consent in the form of Annex B hereto.
          “After-acquired Shares” shall have the meaning set forth in the recitals hereto.
          “Authorized Officer” shall mean the President, the Chief Financial Officer, the Treasurer, the Vice President-Finance or any other senior officer of the Company designated as such in writing to the Collateral Agent by the Company.
          “Authorized Representative” means (i) the Trustee for so long as the Notes are Secured Obligations hereunder and (ii) any duly authorized representative of any Additional Secured Parties designated as an “Authorized Representative” for any Additional Secured Parties in an Additional Secured Party Consent delivered to the Collateral Agent and the other Authorized Representatives in accordance with Section 27 for so long as the Additional Secured Obligations for which such party is serving in such capacity constitutes Secured Obligations hereunder.
          “Change in Law” shall mean (a) the adoption of any law, treaty, order, policy, rule or regulation after the date of this Agreement, (b) any change in any law, treaty, order, policy, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) any guideline, request or directive issued or made after the date hereof by any central bank or other governmental or quasi-governmental authority (whether or not having the force of law) that requires compliance by a Holder.
          “Collateral” shall have the meaning provided in Section 2.
          “Collateral Agent” shall have the meaning provided in the preamble hereto.
          “Contractual Requirement” means (a) any applicable provision of any material law, statute, rule, regulation, order, writ, injunction or decree of any court or governmental instrumentality, (b) any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Indenture Party or any of the Restricted Subsidiaries (other than Liens created under the Indenture Documents or other Liens subject to the Intercreditor Agreements) pursuant to, the terms of any material indenture, loan agreement, lease agreement, mortgage, deed of trust, agreement or other material instrument to which such Indenture Party or any of the Restricted Subsidiaries is a party or by which it or any of its property or assets is bound.
          “Credit Agreement” shall have the meaning assigned to such term in the recitals hereto.
          “Domestic Subsidiary” means any Subsidiary of the Company that is not a Foreign Subsidiary.
          “Excluded Stock and Stock Equivalents” shall mean (i) any Stock or Stock Equivalents subject to a Lien permitted by clauses (8), (9) and (18) (to the extent such Lien secures a refinancing, refunding, extension, renewal or replacement of any Indebtedness secured by a Lien referred to in clause (8) or (9)) of the definition of Permitted Liens in the Indenture, (ii) any Stock or Stock Equivalents with respect to which, in the reasonable judgment of the Company (confirmed in writing by notice to the Collateral Agent), the cost or other consequences (including any adverse tax consequences) of doing so shall be excessive in view of the benefits to be obtained by the Secured Parties therefrom, (iii) any Stock or Stock Equivalents of any class of any Foreign Subsidiary in excess of 65% of the outstanding Stock or Stock Equivalents of such class (such percentage to be adjusted upon any Change in Law as may be required to avoid adverse U.S. federal income tax consequences to the Company or any Subsidiary of the Company), (iv) any Stock or Stock Equivalents to the extent the pledge thereof would violate any applicable Requirement of Law, (v) in the case of Stock or Stock Equivalents of any Subsidiary that is not wholly-owned by the Company and its Subsidiaries at the time such Subsidiary becomes a Subsidiary, any Stock or Stock Equivalents of such Subsidiary to the extent (A) that a pledge thereof to secure the Obligations is prohibited by any applicable Contractual Requirement (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law), (B) any Contractual Requirement prohibits such a pledge without the consent of any other party; provided that this clause (B) shall not apply if (I) such other party is an Indenture Party or Wholly-Owned Subsidiary of the Company or (II) such consent has been obtained (it being understood that the foregoing shall not be deemed to obligate the Company or any Subsidiary of the Company to obtain any such consent)) and for so long as such Contractual Requirement or replacement or renewal thereof is in effect, or (C) a pledge thereof to secure the Obligations would give any other party (other than an Indenture Party or Wholly-Owned Subsidiary of the Company) to any contract, agreement, instrument or indenture governing such Stock or Stock Equivalents the right to terminate its obligations thereunder (other than customary non-assignment provisions which are ineffective under the Uniform Commercial Code or other applicable law) and (vi) any Stock or Stock Equivalents of any Subsidiary of the Company to the extent that (A) the pledge of such Stock or Stock Equivalents would result in adverse tax consequences to the Company or any Subsidiary as reasonably determined by the Company and (B) such Stock or Stock Equivalents have been identified in writing to the Collateral Agent by an Authorized Officer of the Company.

          “First Lien Collateral Agent” shall have the meaning assigned to such term in the recitals hereto.
          “General Intercreditor Agreement” shall have the meaning assigned to such term in the recitals hereto.
          “Governmental Authority” shall mean any nation, sovereign or government, any state, province, territory or other political subdivision thereof, and any entity or authority exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including a central bank or stock exchange.
          “Hercules Holding” shall have the meaning assigned to such term in the recitals hereto.
          “Indenture” shall have the meaning assigned to such term in the recitals hereto.
          “Indenture Documents” means (a) the Indenture, the Notes, the other Security Documents and this Agreement and (b) any other related documents or instruments executed and delivered pursuant to the Indenture or any Security Document, in each case, as such agreements may be amended, restated, supplemented or otherwise modified from time to time.
          “Indenture Party” means the Company and the Subsidiary Pledgors.
          “Initial Purchasers” shall have the meaning assigned to such term in the recitals hereto.
          “Notes” shall have the meaning assigned to such term in the recitals hereto.
          “Obligations” shall mean (i) any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding with respect to any Indenture Party at the rate provided for in the Indenture Documents, whether or not such interest is an allowed claim under applicable state, federal or foreign law), premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable to any Secured Party under the Notes, the Indenture and any other Indenture Documents and all other obligations, covenants and duties of, any Indenture Party arising under any Indenture Document or otherwise with respect to any Indenture Document, and (ii) if any Additional Secured Obligations are incurred, all obligations, liabilities and indebtedness (including, without limitation, principal, premium, interest (including, without limitation, all interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding of any Pledgor at the rate provided for in the respective documentation, whether or not such interest is an allowed claim under any applicable state, federal or foreign law)) owing to any holder of Additional Secured Obligations (that has been designated as Additional Secured Obligations pursuant to Section 27) under any Additional Secured Debt Documents.

          “Pledged Shares” shall have the meaning set forth in the recitals hereto.
          “Proceeds” and any other term used herein or in the Indenture without definition that is defined in the UCC has the meaning given to it in the UCC.
          “Purchase Agreement” shall have the meaning set forth in the recitals hereto.
          “Requirement of Law” shall mean, as to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.
          “Secured Parties” shall mean, collectively, (a) the Collateral Agent, (b) each Holder, (c) the beneficiaries of each indemnification obligation undertaken by any Indenture Party under any Indenture Document, (d) the Trustee, (e) Additional Secured Parties and their Authorized Representatives; provided that such Additional Secured Parties and their Authorized Representative comply with Section 27 hereof and execute an Additional Secured Party Consent and (f) the successors and permitted assigns of each of the foregoing.
          “Stock” shall mean shares of capital stock or shares in the capital, as the case may be (whether denominated as common stock or preferred stock or ordinary shares or preferred shares, as the case may be), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.
          “Stock Equivalents” shall mean all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.
          “Subsidiary Pledgor” shall have the meaning set forth in the recitals hereto.
          (b) As used herein, the term “Equity Interests” shall mean, collectively, Stock and Stock Equivalents.
          (c) As used herein, the term “UCC” shall mean the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that, in the event that, by reason of mandatory provisions of law, any of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.
          (d) The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement, and Section references are to Sections of this Pledge Agreement unless otherwise specified. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
          (e) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.
          2. Grant of Security. Each Pledgor hereby transfers, assigns and pledges to the Collateral Agent, for the benefit of the Secured Parties, and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and a security interest in (the “Security Interest”) all of such Pledgor’s right, title and interest in, to and under the following, whether now owned or existing or at any time hereafter acquired or existing (collectively, the “Collateral”):
     (a) the Pledged Shares held by such Pledgor and the certificates representing such Pledged Shares and any interest of such Pledgor in the entries on the books of the issuer of the Pledged Shares or any financial intermediary pertaining to the Pledged Shares and all dividends, cash, warrants, rights, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Pledged Shares;
     (b) the Pledged Debt and the instruments evidencing the Pledged Debt owed to such Pledgor, and all interest, cash, instruments and other property or proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such Pledged Debt; and
     (c) to the extent not covered by clauses (a) and (b) above, respectively, all proceeds of any or all of the foregoing Collateral. For purposes of this Pledge Agreement, the term “proceeds” includes whatever is receivable or received when Collateral or proceeds are sold, exchanged, collected or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes proceeds of any indemnity or guarantee payable to any Pledgor or the Collateral Agent from time to time with respect to any of the Collateral.
          (i) Notwithstanding the foregoing, the Collateral shall not include any Excluded Stock and Stock Equivalents or European Collateral, nor shall it include any of the following:
          (a) any Capital Stock and other securities of a Subsidiary of the Company (excluding Healthtrust, Inc.—The Hospital Company, a Delaware corporation and its successors and assigns) to the extent that the pledge of such Capital Stock and other securities would result in the Company being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and only with respect to the relevant Notes affected; provided that neither the Company nor any Subsidiary of the Company shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (a). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other Governmental Authority) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock secure the Obligations affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the relevant Obligations affected thereby but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, this Agreement may be amended or modified, without the consent of any Secured Party, to the extent necessary to release the Security Interests in favor of the Collateral Agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral for the Obligations. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Obligations in excess of the amount then pledged without the filing with the SEC (or any other Governmental Authority) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral for the relevant Obligations but only to the extent necessary to not be subject to any such financial statement requirement; and
          (b) proceeds and products from any and all of the foregoing excluded collateral described in clause (a), unless such proceeds or products would otherwise constitute Collateral hereunder.
          3. Security for Obligations. This Pledge Agreement secures the payment of all Obligations of each Indenture Party. Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Obligations and would be owed by any of the Indenture Parties to the Secured Parties under the Indenture Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving any Indenture Party.
          4. Delivery of the Collateral. Subject to the terms of the General Intercreditor Agreement, all certificates or instruments, if any, representing or evidencing the Collateral shall be promptly delivered to and held by or on behalf of the Collateral Agent pursuant hereto to the extent required by the Purchase Agreement and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Collateral Agent. Subject to the terms of the General Intercreditor Agreement, the Collateral Agent shall have the right, at any time after the occurrence and during the continuance of an Event of Default and with notice to the relevant

Pledgor, to transfer to or to register in the name of the Collateral Agent or any of its nominees any or all of the Pledged Shares. Each delivery of Collateral (including any After-acquired Shares) shall be accompanied by a notice to the Collateral Agent describing the securities theretofore and then being pledged hereunder.
          5. Representations and Warranties. Each Pledgor represents and warrants as follows:
     (a) Schedule 2 hereto (i) correctly represents as of the Issue Date (A) the issuer, the certificate number, the Pledgor and the record and beneficial owner, the number and class and the percentage of the issued and outstanding Equity Interests of such class of all Equity Interests and (B) the issuer, the initial principal amount, the Pledgor and holder, date of and maturity date of all Pledged Debt and (ii) together with the comparable schedule to each supplement hereto, includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder. Except as set forth on Schedule 2, the Pledged Shares represent all of the issued and outstanding Equity Interests of each class of Equity Interests in the issuer on the Issue Date.
     (b) Such Pledgor is the legal and beneficial owner of the Collateral pledged or assigned by such Pledgor hereunder free and clear of any Lien, except for Permitted Liens.
     (c) As of the Issue Date, the Pledged Shares pledged by such Pledgor hereunder have been duly authorized and validly issued and, in the case of Pledged Shares issued by a corporation, are fully paid and non-assessable.
     (d) The execution and delivery by such Pledgor of this Pledge Agreement and the pledge of the Collateral pledged by such Pledgor hereunder pursuant hereto create a legal, valid and enforceable security interest in such Collateral and, upon delivery of such Collateral to the Collateral Agent in the State of New York, shall constitute a fully perfected Lien on and security interest in the Collateral, securing the payment of the Obligations in favor of the Collateral Agent for the benefit of the Secured Parties, except as enforceability thereof may be limited by the terms of bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.
     (e) Such Pledgor has full power, authority and legal right to pledge all the Collateral pledged by such Pledgor pursuant to this Pledge Agreement, and this Pledge Agreement constitutes a legal, valid and binding obligation of each Pledgor, enforceable in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors’ rights generally and subject to general principles of equity.
          6. Certification of Limited Liability Company, Limited Partnership Interests and Pledged Debt.

          (a) In the event that any Equity Interests in any Domestic Subsidiary that is organized as a limited liability company or limited partnership and pledged hereunder shall be represented by a certificate, the applicable Pledgor shall cause the issuer of such interests to elect to treat such interests as a “security” within the meaning of Article 8 of the Uniform Commercial Code of its jurisdiction of organization or formation, as applicable, by including in its organizational documents language substantially similar to the following and, accordingly, such interests shall be governed by Article 8 of the Uniform Commercial Code:
“The Partnership/Company hereby irrevocably elects that all membership interests in the Partnership/Company shall be securities governed by Article 8 of the Uniform Commercial Code of [jurisdiction of organization or formation, as applicable]. Each certificate evidencing partnership/membership interests in the Partnership/Company shall bear the following legend: “This certificate evidences an interest in [name of Partnership/LLC] and shall be a security for purposes of Article 8 of the Uniform Commercial Code.” No change to this provision shall be effective until all outstanding certificates have been surrendered for cancellation and any new certificates thereafter issued shall not bear the foregoing legend.”
          (b) The Company agrees that all Indebtedness in excess of $10,000,000 of any Pledgor or any Subsidiary thereof that is owing to any Indenture Party shall be evidenced by one or more promissory notes.
          7. Further Assurances. Each Pledgor agrees that at any time and from time to time, at the expense of such Pledgor, it will execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which, subject to the terms of the General Intercreditor Agreement and the Indenture, the Collateral Agent may reasonably request, in order (x) to perfect and protect any pledge, assignment or security interest granted or purported to be granted hereby (including the priority thereof) or (y) to enable the Collateral Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral.
          8. Voting Rights; Dividends and Distributions; Etc.
          (a) So long as no Event of Default shall have occurred and be continuing, and subject to the terms of the General Intercreditor Agreement and the Indenture:
     (i) Each Pledgor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof for any purpose not prohibited by the terms of this Pledge Agreement or the other Indenture Documents.
     (ii) The Collateral Agent shall execute and deliver (or cause to be executed and delivered) to each Pledgor all such proxies and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and other rights that it is entitled to exercise pursuant to paragraph (i) above.

          (b) Subject to paragraph (c) below, each Pledgor shall be entitled to receive and retain and use, free and clear of the Lien of this Pledge Agreement, any and all dividends, distributions, principal and interest made or paid in respect of the Collateral to the extent permitted by the Indenture, as applicable; provided, however, that any and all noncash dividends, interest, principal or other distributions that would constitute Pledged Shares or Pledged Debt, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Shares or received in exchange for Pledged Shares or Pledged Debt or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be, and shall be forthwith delivered to the Collateral Agent to hold as, Collateral and shall, if received by such Pledgor, be received in trust for the benefit of the Collateral Agent, be segregated from the other property or funds of such Pledgor and be forthwith delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsement).
          (c) Subject to the terms of the General Intercreditor Agreement, upon written notice to a Pledgor by the Collateral Agent following the occurrence and during the continuance of an Event of Default,
     (i) all rights of such Pledgor to exercise or refrain from exercising the voting and other consensual rights that it would otherwise be entitled to exercise pursuant to Section 8(a)(i) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to exercise or refrain from exercising such voting and other consensual rights during the continuance of such Event of Default, provided that, unless otherwise directed by the holders of a majority in principal amount of the then total outstanding Notes, the Collateral Agent shall have the right from time to time following the occurrence and during the continuance of an Event of Default to permit the Pledgors to exercise such rights. After all Events of Default have been cured or waived, each Pledgor will have the right to exercise the voting and consensual rights that such Pledgor would otherwise be entitled to exercise pursuant to the terms of Section 8(a)(i) (and the obligations of the Collateral Agent under Section 8(a)(ii) shall be reinstated);
     (ii) all rights of such Pledgor to receive the dividends, distributions and principal and interest payments that such Pledgor would otherwise be authorized to receive and retain pursuant to Section 8(b) shall cease, and all such rights shall thereupon become vested in the Collateral Agent, which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and principal and interest payments during the continuance of such Event of Default. After all Events of Default have been cured or waived, the Collateral Agent shall repay to each Pledgor (without interest) all dividends, distributions and principal and interest payments that such Pledgor would otherwise be permitted to receive, retain and use pursuant to the terms of Section 8(b);
     (iii) all dividends, distributions and principal and interest payments that are received by such Pledgor contrary to the provisions of Section 8(b) shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other property or funds of such Pledgor and shall forthwith be delivered to the Collateral Agent as Collateral in the same form as so received (with any necessary indorsements); and
     (iv) in order to permit the Collateral Agent to receive all dividends, distributions and principal and interest payments to which it may be entitled under Section 8(b) above, to exercise the voting and other consensual rights that it may be entitled to exercise pursuant to Section 8(c)(i) above, and to receive all dividends, distributions and principal and interest payments that it may be entitled to under Sections 8(c)(ii) and (c)(iii) above, such Pledgor shall, if necessary, upon written notice from the Collateral Agent, from time to time execute and deliver to the Collateral Agent, appropriate proxies, dividend payment orders and other instruments as the Collateral Agent may reasonably request.
          9. Transfers and Other Liens; Additional Collateral; Etc. Each Pledgor shall:
     (a) not (i) except as permitted by the Indenture or the Intercreditor Agreements sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or suffer to exist any consensual Lien upon or with respect to any of the Collateral, except for the Lien under this Pledge Agreement and the Liens permitted under the Indenture;
     (b) pledge and, if applicable, cause each Domestic Subsidiary to pledge, to the Collateral Agent for the benefit of the Secured Parties, immediately upon acquisition thereof, all the Equity Interests and all evidence of Indebtedness held or received by such Pledgor or Domestic Subsidiary required to be pledged hereunder pursuant to Section 9.12 of the Credit Agreement and Section 4.18(a) of the Indenture, in each case pursuant to a supplement to this Pledge Agreement substantially in the form of Annex A hereto (it being understood that the execution and delivery of such a supplement shall not require the consent of any Pledgor hereunder and that the rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Pledgor as a party to this Pledge Agreement); and
     (c) defend its and the Collateral Agent’s title or interest in and to all the Collateral (and in the Proceeds thereof) against any and all Liens (other than Liens permitted under the Indenture), however arising, and any and all Persons whomsoever.
          10. Collateral Agent Appointed Attorney-in-Fact. Each Pledgor hereby appoints, which appointment is irrevocable and coupled with an interest, the Collateral Agent as such Pledgor’s attorney-in-fact, with full authority in the place and stead of such Pledgor and in the name of such Pledgor or otherwise, to take any action and to execute any instrument, in each case after the occurrence and during the continuance of an Event of Default and with notice to such Pledgor, that the Collateral Agent may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including to receive, indorse and collect all instruments made payable to such Pledgor representing any dividend, distribution or principal or interest payment in respect of the Collateral or any part thereof and to give full discharge for the same. Pursuant to Section 11.02 of the Indenture, the Collateral Agent is authorized to appoint one or more Co-Collateral Agents, and for the purposes of this Agreement, references to the Collateral Agent shall mean the Collateral Agent and any Co-Collateral Agents appointed in accordance with the Indenture.
          11. The Collateral Agent’s Duties. The powers conferred on the Collateral Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Pledged Shares, whether or not the Collateral Agent or any other Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.
          12. Remedies. Subject to the terms of the General Intercreditor Agreement, if any Event of Default shall have occurred and be continuing:
     (a) The Collateral Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) and also may with notice to the relevant Pledgor, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, at such price or prices and upon such other terms as are commercially reasonable irrespective of the impact of any such sales on the market price of the Collateral. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers of Collateral to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and, upon consummation of any such sale, the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of any Pledgor, and each Pledgor hereby waives (to the extent permitted by law) all rights of redemption, stay and/or appraisal that it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent or any Secured Party shall have the right upon any such public sale, and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, and the Collateral Agent or such Secured Party may pay the purchase price by crediting the amount thereof against the Obligations. Each Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten days’ notice to such Pledgor of the time and place of any public sale or the time after which any pri-

vate sale is to be made shall constitute reasonable notification. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. To the extent permitted by law, each Pledgor hereby waives any claim against the Collateral Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price that might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.
     (b) Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof. The Collateral Agent shall apply the proceeds of any collection or sale of the Collateral as well as any Collateral consisting of cash, at any time after receipt, as follows:
     (i) first, to pay amounts owing to the Collateral Agent or the Trustee pursuant to this Agreement, any Indenture Document or any Additional Secured Debt Documents;
     (ii) second, to reimburse the Secured Parties for any indemnification amounts paid to the Collateral Agent;
     (iii) third, to the payment of all amounts owing in respect of the Obligations on a pro rata basis in accordance with the respective amounts of the Obligations owed to Secured Parties; and
     (iv) fourth, the balance, if any, to the Company or Pledgors or such other persons as are entitled thereto.
Upon the request of the Collateral Agent prior to any distribution under this Section 12, each Secured Party or their Authorized Representative shall provide to the Collateral Agent certificates, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the respective amounts referred to in this Section 12 that each such Secured Party or their Authorized Representative believes it is entitled to receive, and the Collateral Agent shall be fully entitled to rely on such certificates.
     (c) If, despite the provisions of this Section 12, any Secured Party shall receive any payment or other recovery in excess of its portion of payments on account of the Obligations to which it is then entitled in accordance with this Agreement, such Se-

cured Party shall hold such payment or other recovery in trust for the benefit of all Secured Parties hereunder for distribution in accordance with clause (b) above.
     (d) Subject to the General Intercreditor Agreement and Sections 8, 11 and 12(a), the Collateral Agent may exercise any and all rights and remedies of each Pledgor in respect of the Collateral.
          13. Amendments, etc. with Respect to the Obligations; Waiver of Rights. Each Pledgor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Pledgor and without notice to or further assent by any Pledgor, (a) any demand for payment of any of the Obligations made by the Collateral Agent or any other Secured Party may be rescinded by such party and any of the Obligations continued, (b) the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Collateral Agent or any other Secured Party, (c) the Indenture and the other Indenture Documents, and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Collateral Agent may deem advisable from time to time, and (d) any collateral security, guarantee or right of offset at any time held by the Collateral Agent or any other Secured Party for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Collateral Agent nor any other Secured Party shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Pledge Agreement or any property subject thereto. When making any demand hereunder against any Pledgor, the Collateral Agent or any other Secured Party may, but shall be under no obligation to, make a similar demand on any Pledgor or any other person, and any failure by the Collateral Agent or any other Secured Party to make any such demand or to collect any payments from any Pledgor or any other person or any release of any Pledgor or any other person shall not relieve any Pledgor in respect of which a demand or collection is not made or any Pledgor not so released of its several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Collateral Agent or any other Secured Party against any Pledgor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.
          14. Continuing Security Interest; Assignments Under the Indenture; Release.
          (a) This Pledge Agreement shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Pledgor and the successors and assigns thereof, and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors, indorsees, transferees and assigns until the Liens hereunder on the Collateral shall be released pursuant to Section 11.04 of the Indenture.
          (b) A Subsidiary Pledgor shall automatically be released from its obligations hereunder and the Collateral of such Subsidiary Pledgor shall be automatically released upon such Subsidiary Pledgor ceasing to be a Guarantor in accordance with Section 12.06 of the Indenture.
          (c) The Collateral shall be automatically released from the Liens of this Agreement (i) to the extent provided for in Section 11.04 of the Indenture and (ii) if applicable, upon the effectiveness of any written consent to the release of the security interest granted in such Collateral pursuant to Section 11.04 of the Indenture. Any such release in connection with any sale, transfer or other disposition of such Collateral shall result in such Collateral being sold, transferred or disposed of, as applicable, free and clear of the Liens of this Agreement.
          (d) In connection with any termination or release pursuant to the foregoing paragraph (a), (b) or (c), the Collateral Agent shall execute and deliver to any Pledgor, at such Pledgor’s expense, all documents that such Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Collateral Agent.
          15. Reinstatement. Each Pledgor further agrees that, if any payment made by any Indenture Party or other Person and applied to the Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of Collateral are required to be returned by any Secured Party to such Indenture Party, its estate, trustee, receiver or any other party, including any Pledgor, under any bankruptcy law, state, federal or foreign law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made or, if prior thereto the Lien granted hereby or other Collateral securing such liability hereunder shall have been released or terminated by virtue of such cancellation or surrender), such Lien or other Collateral shall be reinstated in full force and effect, and such prior cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect any Lien or other Collateral securing the obligations of any Pledgor in respect of the amount of such payment.
          16. Notices. All notices, requests and demands pursuant hereto shall be made in accordance with Section 14.02 of the Indenture. All communications and notices hereunder to any Pledgor shall be given to it in care of the Company at the Company’s address set forth in Section 14.02 of the Indenture.
          17. Counterparts. This Pledge Agreement may be executed by one or more of the parties to this Pledge Agreement on any number of separate counterparts (including by facsimile or other electronic transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
          18. Severability. Any provision of this Pledge Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforce-

able such provision in any other jurisdiction. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
          19. Integration. This Pledge Agreement together with the other Indenture Documents represents the agreement of each of the Pledgors with respect to the subject matter hereof and there are no promises, undertakings, representations or warranties by the Collateral Agent or any other Secured Party relative to the subject matter hereof not expressly set forth or referred to herein or in the other Indenture Documents.
          20. Amendments in Writing; No Waiver; Cumulative Remedies.
          (a) None of the terms or provisions of this Pledge Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Pledgor and the Collateral Agent in accordance with Section 9.01 or 9.02 of the Indenture.
          (b) Neither the Collateral Agent nor any Secured Party shall by any act (except by a written instrument pursuant to Section 20(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Collateral Agent or any other Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Collateral Agent or any other Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that the Collateral Agent or such other Secured Party would otherwise have on any future occasion.
          (c) The rights, remedies, powers and privileges herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.
          21. Section Headings. The Section headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.
          22. Successors and Assigns. This Pledge Agreement shall be binding upon the successors and assigns of each Pledgor and shall inure to the benefit of the Collateral Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor may assign, transfer or delegate any of its rights or obligations under this Pledge Agreement without the prior written consent of the Collateral Agent.

          23. WAIVER OF JURY TRIAL. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS PLEDGE AGREEMENT, ANY OTHER INDENTURE DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.
          24. Submission to Jurisdiction; Waivers. Each party hereto irrevocably and unconditionally:
     (a) submits for itself and its property in any legal action or proceeding relating to this Pledge Agreement and the other Indenture Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York and appellate courts from any thereof;
     (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;
     (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Person at its address referred to in Section 16 or at such other address of which the Collateral Agent shall have been notified pursuant thereto;
     (d) agrees that nothing herein shall affect the right of any other party hereto (or any Secured Party) to effect service of process in any other manner permitted by law or shall limit the right of any party hereto (or any Secured Party) to sue in any other jurisdiction; and
     (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 24 any special, exemplary, punitive or consequential damages.
          25. GOVERNING LAW. THIS PLEDGE AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
          26. Subject to General Intercreditor Agreement. Notwithstanding anything herein to the contrary, (i) the liens and security interests granted to the Collateral Agent pursuant to this Agreement are expressly subject and subordinate to the liens and security interests granted to the First Lien Collateral Agent pursuant to the First Lien Security Documents, and (ii) the exercise of any right or remedy by the Collateral Agent hereunder is subject to the limitations and provisions of the General Intercreditor Agreement. In the event of any conflict between the terms of the General Intercreditor Agreement and the terms of this Agreement, the terms of the General Intercreditor Agreement shall govern.
          27. Additional Secured Obligations. On or after the Issue Date and so long as permitted by the Indenture, the Company may from time to time designate additional Obligations of the Company or any Guarantor permitted to be Incurred under the Indenture and to be secured by a Lien on the Collateral as additional Obligations hereunder (“Additional Secured Obligations”) by delivering to the Collateral Agent and each Authorized Representative (a) a certificate signed by an Authorized Officer of the Company (i) identifying the obligations so designated and the aggregate principal amount or face amount thereof, stating that such obligations are designated as Additional Secured Obligations for purposes hereof, (ii) representing that such designation of such obligations as Additional Secured Obligations complies with the terms of the Indenture Documents and the applicable Additional Secured Debt Documents and (iii) specifying the name and address of the Authorized Representative for such obligations, (b) a fully executed Additional Secured Party Consent (in the form attached as Annex B); and (c) an Opinion of Counsel to the effect that the designation of such obligations as “Additional Secured Obligations” is in compliance with the terms of the Indenture and the Notes. Each Authorized Representative agrees that upon the satisfaction of all conditions set forth in the preceding sentence, the Collateral Agent shall act as agent under and subject to the terms of this Agreement for the benefit of all Secured Parties, including without limitation, any Secured Parties that hold any such Additional Secured Obligations, and each Authorized Representative agrees to the appointment, and acceptance of the appointment, of the Collateral Agent as agent for the holders of such Additional Secured Obligations as set forth in each Additional Secured Party Consent and agrees, on behalf of itself and each Additional Secured Party it represents, to be bound by this Agreement.
[Signature Pages Follow]

          IN WITNESS WHEREOF, each of the undersigned has caused this Pledge Agreement to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

HCA INC., as Pledgor
By:	/s/ R. Milton Johnson
	Name:	R. Milton Johnson
	Title:	Executive Vice President and Chief Financial Officer

Each of the SUBSIDIARY PLEDGORS listed on Schedule 1 hereto
By:	/s/ David G. Anderson
	Name:	David G. Anderson
	Title:	Vice President and Treasurer

THE BANK OF NEW YORK, as Collateral Agent
By:	/s/ Mary LaGumina
	Name:	Mary LaGumina
	Title:	Vice President

SCHEDULE 1
TO THE PLEDGE AGREEMENT
SUBSIDIARY PLEDGORS
BAY HOSPITAL, INC.
BRIGHAM CITY COMMUNITY HOSPITAL, INC.
BROOKWOOD MEDICAL CENTER OF GULFPORT, INC.
CAPITAL DIVISION, INC.
CENTERPOINT MEDICAL CENTER OF INDEPENDENCE, LLC
CENTRAL FLORIDA REGIONAL HOSPITAL, INC.
CENTRAL SHARED SERVICES, LLC
CENTRAL TENNESSEE HOSPITAL CORPORATION
CHCA BAYSHORE, L.P.
CHCA CONROE, L.P.
CHCA EAST HOUSTON, L.P.
CHCA MAINLAND, L.P.
CHCA WEST HOUSTON, L.P.
CHCA WOMAN’S HOSPITAL, L.P.
CHIPPENHAM & JOHNSTON-WILLIS HOSPITALS, INC.
CMS GP, LLC
COLORADO HEALTH SYSTEMS, INC.
COLUMBIA ASC MANAGEMENT, L.P.
COLUMBIA JACKSONVILLE HEALTHCARE SYSTEM, INC.
COLUMBIA LAGRANGE HOSPITAL, INC.
COLUMBIA MEDICAL CENTER OF ARLINGTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF DENTON SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF LAS COLINAS, INC.
COLUMBIA MEDICAL CENTER OF LEWISVILLE SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF MCKINNEY SUBSIDIARY, L.P.
COLUMBIA MEDICAL CENTER OF PLANO SUBSIDIARY, L.P.
COLUMBIA NORTH HILLS HOSPITAL SUBSIDIARY, L.P.
COLUMBIA OGDEN MEDICAL CENTER, INC.
COLUMBIA PARKERSBURG HEALTHCARE SYSTEM, LLC
COLUMBIA PLAZA MEDICAL CENTER OF FORT WORTH SUBSIDIARY, L.P.
COLUMBIA POLK GENERAL HOSPITAL, INC.
COLUMBIA RIO GRANDE HEALTHCARE, L.P.
COLUMBIA RIVERSIDE, INC.
COLUMBIA VALLEY HEALTHCARE SYSTEM, L.P.
COLUMBIA/ALLEGHANY REGIONAL HOSPITAL INCORPORATED
COLUMBIA/HCA JOHN RANDOLPH, INC.
COLUMBINE PSYCHIATRIC CENTER, INC.
COLUMBUS CARDIOLOGY, INC.
CONROE HOSPITAL CORPORATION
DALLAS/FT. WORTH PHYSICIAN, LLC
DAUTERIVE HOSPITAL CORPORATION

DUBLIN COMMUNITY HOSPITAL, LLC
EASTERN IDAHO HEALTH SERVICES, INC.
EDMOND REGIONAL MEDICAL CENTER, LLC
EDWARD WHITE HOSPITAL, INC.
EL PASO SURGICENTER, INC.
ENCINO HOSPITAL CORPORATION, INC.
EP HEALTH, LLC
FAIRVIEW PARK GP, LLC
FAIRVIEW PARK, LIMITED PARTNERSHIP
FRANKFORT HOSPITAL, INC.
GALEN PROPERTY, LLC
GENERAL HEALTHSERV, LLC
GOOD SAMARITAN HOSPITAL, L.P.
GOPPERT-TRINITY FAMILY CARE, LLC
GPCH-GP, INC.
GRAND STRAND REGIONAL MEDICAL CENTER, LLC
GREEN OAKS HOSPITAL SUBSIDIARY, L.P.
GREENVIEW HOSPITAL, INC.
HAMILTON MEDICAL CENTER, INC.
HCA CENTRAL GROUP, INC.
HCA HEALTH SERVICES OF FLORIDA, INC.
HCA HEALTH SERVICES OF LOUISIANA, INC.
HCA HEALTH SERVICES OF OKLAHOMA, INC.
HCA HEALTH SERVICES OF TENNESSEE, INC.
HCA HEALTH SERVICES OF VIRGINIA, INC.
HCA MANAGEMENT SERVICES, L.P.
HD&S CORP. SUCCESSOR, INC.
HEALTH MIDWEST OFFICE FACILITIES CORPORATION
HEALTH MIDWEST VENTURES GROUP, INC.
HEALTHTRUST MOB, LLC
HENDERSONVILLE HOSPITAL CORPORATION
HOSPITAL CORPORATION OF NORTH CAROLINA
HOSPITAL CORPORATION OF TENNESSEE
HOSPITAL CORPORATION OF UTAH
HOSPITAL DEVELOPMENT PROPERTIES, INC.
HSS HOLDCO, LLC
HSS SYSTEMS VA, LLC
HSS SYSTEMS, LLC
HSS VIRGINIA, L.P.
HTI MEMORIAL HOSPITAL CORPORATION
INTEGRATED REGIONAL LAB, LLC
INTEGRATED REGIONAL LABORATORIES, LLP
JFK MEDICAL CENTER LIMITED PARTNERSHIP
KPH-CONSOLIDATION, INC.

LAKELAND MEDICAL CENTER, LLC
LAKEVIEW MEDICAL CENTER, LLC
LARGO MEDICAL CENTER, INC.
LAS VEGAS SURGICARE, INC.
LAWNWOOD MEDICAL CENTER, INC.
LEWIS-GALE HOSPITAL, INCORPORATED
LEWIS-GALE MEDICAL CENTER, LLC
LEWIS-GALE PHYSICIANS, LLC
LOS ROBLES REGIONAL MEDICAL CENTER
MANAGEMENT SERVICES HOLDINGS, INC.
MARIETTA SURGICAL CENTER, INC.
MARION COMMUNITY HOSPITAL, INC.
MCA INVESTMENT COMPANY
MEDICAL CENTERS OF OKLAHOMA, LLC
MEDICAL OFFICE BUILDINGS OF KANSAS, LLC
MEMORIAL HEALTHCARE GROUP, INC.
MIDWEST DIVISION — ACH, LLC
MIDWEST DIVISION — LRHC, LLC
MIDWEST DIVISION — LSH, LLC
MIDWEST DIVISION — MCI, LLC
MIDWEST DIVISION — MMC, LLC
MIDWEST DIVISION — OPRMC, LLC
MIDWEST DIVISION — PFC, LLC
MIDWEST DIVISION — RBH, LLC
MIDWEST DIVISION — RMC, LLC
MIDWEST DIVISION — RPC, LLC
MIDWEST HOLDINGS, INC.
MONTGOMERY REGIONAL HOSPITAL, INC.
MOUNTAIN VIEW HOSPITAL, INC.
NASHVILLE SHARED SERVICES GENERAL PARTNERSHIP
NATIONAL PATIENT ACCOUNT SERVICES, INC.
NEW PORT RICHEY HOSPITAL, INC.
NEW ROSE HOLDING COMPANY, INC.
NORTH FLORIDA IMMEDIATE CARE CENTER, INC.
NORTH FLORIDA REGIONAL MEDICAL CENTER, INC.
NORTHERN UTAH HEALTHCARE CORPORATION
NORTHERN VIRGINIA COMMUNITY HOSPITAL, LLC
NORTHLAKE MEDICAL CENTER, LLC
NOTAMI HOSPITALS OF LOUISIANA, INC.
NOTAMI HOSPITALS, LLC
OKALOOSA HOSPITAL, INC.
OKEECHOBEE HOSPITAL, INC.
OUTPATIENT CARDIOVASCULAR CENTER OF CENTRAL FLORIDA, LLC
PALMS WEST HOSPITAL LIMITED PARTNERSHIP

PALMYRA PARK HOSPITAL, INC.
PLANTATION GENERAL HOSPITAL, L.P.
PULASKI COMMUNITY HOSPITAL, INC.
REDMOND PARK HOSPITAL, LLC
REDMOND PHYSICIAN PRACTICE COMPANY
REDMOND PHYSICIAN PRACTICE VIII, LLC
RESTON HOSPITAL CENTER, LLC
RETREAT HOSPITAL, INC.
RIO GRANDE REGIONAL HOSPITAL, INC.
RIVERSIDE HEALTHCARE SYSTEM, L.P.
RIVERSIDE HOSPITAL, INC.
SAMARITAN, LLC
SAN JOSE HEALTHCARE SYSTEM, LP
SAN JOSE HOSPITAL, L.P.
SAN JOSE MEDICAL CENTER, LLC
SAN JOSE, LLC
SARASOTA DOCTORS HOSPITAL, INC.
SJMC, LLC
SOUTHERN HILLS MEDICAL CENTER, LLC
SPOTSYLVANIA MEDICAL CENTER, INC.
SPRING BRANCH MEDICAL CENTER, INC.
SPRING HILL HOSPITAL, INC.
ST. MARK’S LONE PEAK HOSPITAL, INC.
SUN CITY HOSPITAL, INC.
SUNBELT REGIONAL MEDICAL CENTER, INC.
SUNRISE MOUNTAINVIEW HOSPITAL, INC.
SURGICARE OF BRANDON, INC.
SURGICARE OF FLORIDA, INC.
SURGICARE OF HOUSTON WOMEN’S, INC.
SURGICARE OF MANATEE, INC.
SURGICARE OF NEWPORT RICHEY, INC.
SURGICARE OF PALMS WEST, LLC
SURGICARE OF RIVERSIDE, LLC
TALLAHASSEE MEDICAL CENTER, INC.
TCMC MADISON-PORTLAND, INC.
TERRE HAUTE HOSPITAL GP, INC.
TERRE HAUTE HOSPITAL HOLDINGS, INC.
TERRE HAUTE MOB, L.P.
TERRE HAUTE REGIONAL HOSPITAL, L.P.
TIMPANOGOS REGIONAL MEDICAL SERVICES, INC.
TRIDENT MEDICAL CENTER, LLC
UTAH MEDCO, LLC
VH HOLDCO, INC.
VH HOLDINGS, INC.

VIRGINIA PSYCHIATRIC COMPANY, INC.
W & C HOSPITAL, INC.
WALTERBORO COMMUNITY HOSPITAL, INC.
WESLEY MEDICAL CENTER, LLC
WEST FLORIDA REGIONAL MEDICAL CENTER, INC.
WEST VALLEY MEDICAL CENTER, INC.
WESTERN PLAINS CAPITAL, INC.
WHMC, INC.
WOMAN’S HOSPITAL OF TEXAS, INCORPORATED
WOMEN’S AND CHILDREN’S HOSPITAL, INC.